Execution Version

Exhibit 4.11

LOAN AND TRUST AGREEMENT

among

THE STATE OF VERMONT, ACTING BY AND THROUGH

THE VERMONT ECONOMIC DEVELOPMENT AUTHORITY

and

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Dated as of December 1, 2010

And Providing for the Issue of

$30,000,000
Vermont Economic Development Authority
Recovery Zone Facility Bonds
Central Vermont Public Service Corporation Issue, Series 2010

Dated the Date of Delivery

ARTICLE I
INTRODUCTION AND DEFINITIONS.

Section 101.                       Description of the Agreement and the Parties.  This LOAN AND TRUST AGREEMENT (the “Agreement”) dated as of December 1, 2010, is a financing document combined with a security document as one instrument in accordance with Chapter 12 of Title 10 of the Vermont Statutes Annotated, as amended (the “Act”).  This Agreement is entered into among the State of Vermont (the “State”), acting by and through the Vermont Economic Development Authority (the “Issuer”), a body corporate and politic and a public instrumentality of the State created under the Act; Central Vermont Public Service Corporation (the “Borrower”), a Vermont public utility corporation; and U.S. Bank National Association, a national banking association, as Trustee (with any successor Trustee hereunder, the “Trustee”).

This Agreement provides for the following transactions:

(a) the Issuer’s issue of the Bonds;

(b) the Issuer’s loan of the proceeds of the Bonds to the Borrower for the purpose of  financing the Project;

(c) the Borrower’s repayment of the loan of Bond proceeds from the Issuer through payment to the Trustee of all amounts necessary to pay the Bonds issued by the Issuer; and

(d) the Issuer’s assignment to the Trustee in trust for the benefit and security of the Bondowners of the Revenues to be received hereunder and the rights to receive the same.

At the time the Bonds are issued the Borrower will also issue and deliver or cause to be delivered to the Trustee its Series VV First Mortgage Bonds in the aggregate principal amount of $30,000,000, as evidence of and security for its obligation to repay the Issuer the proceeds of the Bonds.

In consideration of the mutual agreements and representations contained in this Agreement and other good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Issuer and the Trustee agree as set forth herein for their own benefit and for the benefit of the Bondowners; provided that in the performance of the agreements of the Issuer herein contained, any financial obligation of the Issuer hereunder shall not be a general obligation of the Issuer nor a debt or pledge of the faith and credit of the State, but shall be payable solely from the Series VV First Mortgage Bond Payments and any other funds and Revenues pledged for its payment under this Agreement.

Section 102.                       Definitions.  In addition to terms defined elsewhere herein, the following terms have the following meanings in this Agreement, unless the context otherwise requires:

(a) “Act” means Chapter 12 of Title 10 of the Vermont Statutes Annotated, as amended from time to time.

(b) “Authorized Denominations” means $5,000 and any integral multiple thereof.

(c) “Base Rate” means the per annum rate of interest designated from time to time by the Trustee at its principal office in Hartford, Connecticut as its prime rate.

(d) “Bond Counsel” means any attorney at law or firm of attorneys of nationally recognized standing in matters pertaining to the federal tax exemption of interest on bonds issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States.

(e) “Bondowners,” “Owners” or “Registered Owners” means the registered owners of the Bonds from time to time as shown in the books kept by the Paying Agent as bond registrar and transfer agent.

(f) “Bonds” means the $30,000,000 Vermont Economic Development Authority Recovery Zone Facility Bonds, Central Vermont Public Service Corporation Issue, Series 2010, and any Bond or Bonds duly issued in exchange or replacement therefor.

(g) “Borrower Indenture” shall mean the Central Vermont Public Service Corporation Indenture of Mortgage dated as of October 1, 1929, as restated, amended and supplemented, between the Borrower and the Borrower Indenture Trustee.

(h) “Borrower Indenture Trustee” shall mean U.S. Bank National Association, a national banking association, in its capacity as trustee under the Borrower Indenture, and its successor or successors as trustee under the Borrower Indenture.

(i) “Borrower Representative” means the person or persons at the time designated to act on behalf of the Borrower in a written certificate (or any alternate or alternates at the time so designated) furnished to the Trustee, containing the specimen signature of such person or persons and signed on behalf of the Borrower by its Corporate Secretary or Assistant Corporate Secretary.

(j) “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in Boston, Massachusetts or New York, New York are required or authorized to be closed.

(k) “Continuing Disclosure Agreement” means the Continuing Disclosure Agreement dated as of the date of issuance of the Bonds between the Borrower and the Trustee, as originally executed and as it may be amended from time to time in accordance with its terms.

(l) “Debt Service” means, for any period of time, all money payable to the Bondowners in accordance with the terms hereof and of the Bonds including (i) principal, (ii) interest and (iii) any premium.

(m) “Debt Service Fund” means the fund established pursuant to Section 303.

(n) “Depository Participant” means a member of, or participant in, the Securities Depository.

(o) “DTC” has the meaning set forth in Section 301(d).

(p) “Event of Default” has the meaning set forth in Section 601.

(q) “Favorable Opinion of Bond Counsel” means, with respect to any action the occurrence of which requires such an opinion, an unqualified opinion of Bond Counsel to the effect that such action is permitted under the Act and this Agreement and will not impair the exclusion of interest on the Bonds from gross income for purposes of federal income taxation (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of the Bonds).

(r) “Government or Equivalent Obligations” means (i) obligations issued or guaranteed by the United States; (ii) certificates evidencing ownership of the right to the payment of the principal of and interest on obligations described in clause (i), provided that such obligations are held in the custody of a bank or trust company satisfactory to the Trustee or the Issuer, as the case may be, in a special account separate from the general assets of such custodian; (iii) any open-end or closed-end management type investment company or trust registered under 15 U.S.C. §80(a)-1 et seq., provided that the portfolio of such investment company or trust is limited to obligations described in clause (i) and repurchase agreements fully collateralized by such obligations, and provided further that such investment company or trust shall take custody of such collateral either directly or through a custodian satisfactory to the Trustee or the Issuer; and (iv) tax-exempt obligations of any state or instrumentality, agency or political subdivision thereof which are fully secured by, or payments of principal and interest on which shall be made from, obligations described in clause (i) above.

(s) “Interest Payment Date” has the meaning set forth in Section 301.

(t) “IRC” means the Internal Revenue Code of 1986, as it may be amended and applied to the Bonds from time to time.

(u) “Issuer’s Service Charge” means payments to the Issuer for its own use consisting of $187,500.00 payable on the date of original issuance of the Bonds.

(v) “Loan” has the meaning given such term in Section 201.

(w) “Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

(x) “Outstanding,” when used to modify Bonds, refers to Bonds issued under this Agreement, excluding:  (i) Bonds that have been exchanged or replaced, or delivered to the Trustee for credit against a principal payment or a sinking fund installment, if any; (ii) Bonds that have been paid; (iii) Bonds that have become due and for the payment of which moneys have been duly provided; and (iv) Bonds for which there have been irrevocably set aside sufficient funds, or Government or Equivalent Obligations described in clause (i), (ii) or (iv) of the definition thereof bearing interest at such rates, and with such maturities as will provide sufficient funds, to pay or redeem them, provided, however, that if any such Bonds are to be redeemed prior to maturity, the Issuer shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Agreement or irrevocable instructions so to mail shall have been given to the Trustee.

(y) “Paying Agent” means the Paying Agent designated from time to time pursuant to Section 312.

(z) “Permitted Investments” has the meaning set forth in Section 311.

(aa) “Person” means an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture, governmental body or any other entity of whatever nature.

(bb) “Project” means the site development, construction or alteration of buildings or the acquisition or installation of furnishings and equipment, or any combination of the foregoing, in connection with the following, which are or will be located within the counties of Addison, Bennington, Caledonia, Chittenden, Essex, Franklin, Lamoille, Orange, Orleans, Rutland, Washington, Windham and Windsor, Vermont (the “Borrower’s Service Area”):  (a) upgrades to the Borrower’s existing facilities; (b) acquisition and installation of computer, communications and other equipment; (c) upgrades to joint-owned facilities located at 111 Intervale Road in Burlington; (d) maintenance and improvements to transmission, generation and substation facilities; (e) acquisition and installation of equipment related to the implementation of a Smart Grid System; and (f) the acquisition of various transformers at the Borrower’s existing facility located at 2152 Post Road in Rutland; all of the aforementioned projects to be located in the Borrower’s Service Area.

The word “Project” also refers to the facilities which result or have resulted from the foregoing activities.

(cc) “Project Costs” means the costs of issuing the Bonds and carrying out the Project, including repayment of external loans and internal advances for the same to the extent permitted by this Agreement and the Tax Certificate, working capital expenditures directly related to the Project to the extent permitted by the IRC, and interest prior to, during and for up to one year after construction is substantially complete, but excluding general administrative expenses, overhead of the Borrower and interest on internal advances.

(dd) “Project Fund” means the fund established pursuant to Section 401.

(ee) “Rebate Provision” has the meaning set forth in Section 306

(ff) “Rebate Year” means the one-year period (or shorter period beginning on the date of issue) ending on September 30 of each year.

(gg) “Redemption Fund” means the fund established pursuant to Section 305.

(hh) “Revenues” means all rates, Series VV First Mortgage Bond Payments, rents, fees, charges, and other income and receipts, including proceeds of insurance, eminent domain and sale, and including proceeds derived from any security provided hereunder, payable to the Issuer or the Trustee under this Agreement or under the Series VV First Mortgage Bonds or the Borrower Indenture, excluding administrative fees of the Issuer, fees of the Trustee, reimbursements to the Issuer or the Trustee for expenses incurred by the Issuer or the Trustee, and indemnification of the Issuer and the Trustee.

(ii) “S&P” means Standard & Poor’s Ratings Group, or any successor rating agency.

(jj) “Securities Depository” means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Issuer that agrees to follow the procedures required to be followed by such securities depository in connection with the Bonds.

(kk) “Series VV First Mortgage Bond Payments” shall mean the amounts payable by the Borrower under the Series VV First Mortgage Bonds.

(ll) “Series VV First Mortgage Bonds” means the first mortgage bonds of the Borrower relating to the Bonds, executed by the Borrower and issued under the Borrower Indenture and delivered to the Trustee as provided herein.

(mm) “Supplemental Borrower Indenture” shall mean the Forty-Seventh Supplemental Borrower Indenture, dated as of December 1, 2010, between the Borrower and the Borrower Indenture Trustee.

(nn) “Tax Certificate” means the Tax Certificate and Agreement relating to the Bonds between the Issuer and the Borrower dated the date of original issuance of the Bonds.

(oo) “UCC” means the Vermont Uniform Commercial Code, as amended from time to time.

Words importing persons include firms, associations and corporations, and the singular and plural form of words shall be deemed interchangeable wherever appropriate.

ARTICLE II
LOAN OF BOND PROCEEDS; THE ASSIGNMENT AND PLEDGE.

Section 201.                       Loan of Bond Proceeds.  The Issuer shall issue the Bonds pursuant to the Act in the amount, in the form, and with the terms provided herein, and shall loan to the Borrower such amount (the “Loan”) to finance Project Costs as hereinafter provided.  The Borrower agrees to repay the Loan of the aggregate principal amount of the Bonds by making payment to the Trustee in the amounts and at the times necessary to enable the Paying Agent to make timely payment of the corresponding amounts of principal of, premium, if any, and interest on the Bonds.  The Borrower hereby agrees to accept the Loan and as evidence of its obligation to repay the same and as collateral security therefor shall deliver to the Trustee herewith its Series VV First Mortgage Bonds.  The Series VV First Mortgage Bonds are issued under and secured by the Borrower Indenture and Supplemental Borrower Indenture.

Section 202.                       The Assignment and Pledge of Revenues.  The Issuer, for consideration paid as hereinabove acknowledged, assigns and pledges to the Trustee in trust as provided above (i) all of the Issuer’s rights to receive and enforce repayment of its loan to the Borrower and to enforce payment of the Bonds and all proceeds of such rights and loan; (ii) all funds and investments held from time to time in the funds established under this Agreement, but not including funds received by the Issuer for its own use, whether as the Issuer’s Service Charge, reimbursement or indemnification or the rights thereto; and (iii) all Revenues.  The Issuer hereby acknowledges that it is the intent and purpose hereof that the assignment and transfer to the Trustee of the payments and other sums due and to become due under the Agreement shall be effective and operative immediately, and the Trustee shall have the right to collect and receive said payments and other sums for application in accordance with the provisions hereof at all times during the period from and after the date of this Agreement until the indebtedness hereby secured shall have been fully paid and discharged.  The Borrower joins in the pledge of such funds and investments to the extent of its interest therein.

Section 203.                       Further Assurances.  The Issuer shall from time to time execute and the Borrower and the Trustee shall from time to time execute, deliver and register, record and file such instruments as the Trustee may reasonably require to confirm, perfect or maintain the security created or intended to be created hereby.

Section 204.                       Defeasance.  When there are in the Debt Service Fund and Redemption Fund sufficient funds, or Government or Equivalent Obligations described in clause (i) of the definition thereof in such principal amounts, bearing interest at such rates and with such maturities as will provide sufficient funds to pay or redeem the Bonds in full, and when all the rights hereunder of the Issuer and the Trustee have been provided for, including the payment in full of the Issuer’s Service Charge, upon written notice from the Borrower to the Issuer and the Trustee, the Bondowners shall cease to be entitled to any benefit or security under this Agreement except the right to receive payment of the funds deposited and held for payment and other rights which by their nature cannot be satisfied prior to or simultaneously with termination of the lien hereof (including obligations of the Borrower under Sections 306 and 1002), the security interests created by this Agreement (except in such funds and investments) shall terminate, and the Issuer and the Trustee shall execute and deliver such instruments as may be necessary to discharge the lien and security interests created hereunder; provided, however, that if any such Bonds are to be redeemed prior to the maturity thereof, the Issuer shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Agreement or irrevocable written instructions so to mail shall have been given to the Trustee.  Upon such defeasance, the funds and investments required to pay or redeem the Bonds in full shall be irrevocably set aside for that purpose, subject, however, to Section 313 hereof, and moneys held for defeasance shall be invested only as provided above in this section.  Any funds or property held by the Trustee and not required for payment or redemption of the Bonds in full shall, after satisfaction of all the rights of the Issuer and the Trustee and after allowance for payment of the rebate, if any, due to the United States of America under IRC §148(f), be distributed to the Borrower upon such indemnification, if any, as the Issuer or the Trustee may reasonably require.

ARTICLE III
THE BORROWING.

Section 301.                       The Bonds.

(a) Details of the Bonds.  The Bonds shall be issued in fully registered form in Authorized Denominations and shall be numbered R-1 upwards in the order of their issuance, or in any other manner deemed appropriate by the Paying Agent and the Issuer.  The Bonds shall be dated the date of original delivery thereof, and interest shall accrue from that date.  The interest on the Bonds until they come due shall be payable on June 15 and December 15 of each year, beginning on June 15, 2011 (each, an “Interest Payment Date”).

The Bonds shall be signed on behalf of the Issuer by the manual or facsimile signature of the Chairman, the Vice Chairman or the Manager and the corporate seal of the Issuer or a facsimile thereof shall be engraved or otherwise reproduced thereon and attested by the manual or facsimile signature of an Authorized Officer.  The authenticating certificate of the Trustee shall be manually signed on behalf of the Trustee.  In case any officer whose manual or facsimile signature shall appear on any Bond shall cease to be such officer before the delivery thereof, such manual or facsimile signature shall nevertheless be valid and sufficient for all purposes as if he or she had remained in office until after such delivery.

The Bonds shall mature on December 15, 2020.

The Bonds are subject to special redemption, as described in Section 310 and in the form of Bonds.

(b) Form of Bonds.

(i) The Bonds shall be initially issued in substantially the following form:

Unless this bond is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Registered No. R-	$____________

UNITED STATES OF AMERICA
STATE OF VERMONT
VERMONT ECONOMIC DEVELOPMENT AUTHORITY
Recovery Zone Facility Bonds
Central Vermont Public Service Corporation Issue, Series 2010

THIS BOND DOES NOT CONSTITUTE AN INDEBTEDNESS OF THE STATE OF VERMONT OR OF THE ISSUER EXCEPT TO THE EXTENT PERMITTED BY SUBCHAPTER 4 OF CHAPTER 12 OF TITLE 10 OF THE VERMONT STATUTES ANNOTATED.  ALL AMOUNTS OWED HEREUNDER ARE PAYABLE ONLY FROM THE SERIES VV FIRST MORTGAGE BONDS AND OTHER SOURCES PROVIDED IN THE LOAN AND TRUST AGREEMENT DESCRIBED BELOW, AND NO PUBLIC FUNDS MAY BE USED FOR THAT PURPOSE.

INTEREST RATE:    %                                                                                                           CUSIP:

MATURITY DATE:

DATE OF THIS BOND:  ___________, 2010
(Date as of which the Bonds were
initially issued.)

INTEREST PAYMENT DATES:                    June 15 and December 15
(but not before June 15, 2011)

REGISTERED OWNER:  CEDE & CO.

PRINCIPAL AMOUNT:

DATE OF REGISTRATION:  __________, 2010

The State of Vermont, acting by and through the Vermont Economic Development Authority (the “Issuer”), for value received promises to pay to the REGISTERED OWNER of this bond, or registered assigns, but solely from the moneys to be provided under the Agreement mentioned below, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT on the MATURITY DATE, with interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the most recent INTEREST PAYMENT DATE to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND, at the INTEREST RATE per annum, payable semiannually on the INTEREST PAYMENT DATES, until the date on which this bond becomes due, whether at maturity or by acceleration or redemption.  From and after that date, any unpaid principal will bear interest at the same rate until paid or duly provided for.  The principal or redemption price, if any, of this bond is payable upon surrender at the corporate trust office of U.S. Bank National Association, as Trustee (the “Trustee”) or by wire transfer to the owner of at least $1,000,000 aggregate principal amount of bonds to the account designated by such owner to the Trustee at or prior to the surrender of such bonds.  Interest is payable by check or draft mailed by the Trustee to the REGISTERED OWNER of this bond (or of one or more predecessor or successor Bonds (as defined below)), determined as of the close of business on the applicable record date, at its address as shown on the registration books maintained by the Paying Agent as registrar or by wire transfer to the owner of at least $1,000,000 aggregate principal amount of bonds to the account designated by such owner to the Trustee at least five business days prior to the INTEREST PAYMENT DATE.

The regular record date for payment of interest is the first day of the month in which the interest is to be paid, provided that, with respect to overdue interest or interest payable on redemption of this bond other than on an INTEREST PAYMENT DATE or interest on any overdue amount, the Trustee may establish a special record date.  The special record date may be not more than twenty (20) days before the date set for payment.  The Trustee will mail notice of a special record date to the registered owners of the Bonds (the “Bondowners”) at least ten (10) days before the special record date.  The Trustee will promptly certify to the Issuer that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that such notice was given in the manner required hereby.

This bond is one of a series of bonds (the “Bonds”) representing an aggregate borrowing of $30,000,000 under Subchapter 4 of 10 Vermont Statutes Annotated, Chapter 12 and pursuant to a Loan and Trust Agreement (the “Agreement”) dated as of December 1, 2010 among Central Vermont Public Service Corporation (the “Borrower”), the Issuer and the Trustee.  Pursuant to the Agreement, the Borrower delivered the Series VV First Mortgage Bonds to the Trustee, pursuant to which the Borrower is required to make payments to the Trustee in the amounts and at the times necessary to enable the Issuer to pay the principal, premium, if any, and interest on the Bonds.  Reference is made to the Agreement for a description of the funds pledged, the Series VV First Mortgage Bonds, and for the provisions with respect to the rights, limitations of rights, duties, obligations and immunities of the Borrower, the Issuer, the Trustee and the Bondowners, including the order of payments in the event of insufficient funds and restrictions on the rights of the Bondowners to bring suit.  The Agreement may be amended to the extent and in the manner provided therein.

In case any Event of Default (as defined in the Agreement) occurs, the principal amount of this bond together with accrued interest may be declared due and payable in the manner and with the effect provided in the Agreement.

The Bonds are subject to redemption prior to maturity, as a whole or in part at any time, at their principal amounts, without premium, plus accrued interest to the redemption date, from excess moneys in the Project Fund established under the Agreement or, at the option of the Borrower, in the event of substantial loss to the Project as defined in the Agreement, from insurance or condemnation award proceeds allocable to the Bonds pursuant to the special redemption provisions in the Agreement.

If less than all of the outstanding Bonds are to be called for redemption, the portions of the Bonds to be redeemed will be selected by the Trustee by lot or in any customary manner as determined by the Trustee, provided that for so long as CEDE & CO., as nominee of The Depository Trust Company (“DTC”), is the REGISTERED OWNER, the portions of the Bonds to be redeemed shall be selected by lot by DTC, in such manner as DTC may determine.

In the event this bond is selected for redemption, notice will be mailed no more than forty-five (45) nor less than thirty (30) days prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent.  Failure to mail notice to the owner of any other Bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

If this bond is of a denomination in excess of five thousand dollars ($5,000), portions of the principal amount in the amount of five thousand dollars ($5,000) or any multiple thereof may be redeemed.  If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Trustee, there will be issued to the REGISTERED OWNER, without charge, a new Bond or Bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

The Trustee shall give or cause to be given notice of any redemption of this bond as provided above to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent, which notice shall identify the Bonds to be redeemed, state that the proposed redemption is conditioned on their being on deposit in the Redemption Fund on the redemption date sufficient money to pay the full redemption price of the Bonds to be redeemed and state that such Bonds will be redeemed at the corporate trust office of the Trustee.  A certificate of the Trustee shall conclusively establish the mailing of any such notice for all purposes.  Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Trustee, from and after the date fixed for redemption, interest on this bond (or such portion) will no longer accrue.

This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the corporate trust office of the Trustee, upon surrender of this bond to the Trustee for cancellation.  Upon the transfer, a new Bond or Bonds of the same aggregate principal amount will be issued to the transferee at the same office.  No transfer will be effective unless represented by such surrender and reissue.  This bond may also be exchanged at the corporate trust office of the Trustee for a new Bond or Bonds of the same aggregate principal amount without transfer to a new registered owner.  Exchanges and transfers will be without expense to the holder except for applicable taxes or other governmental charges, if any.  The Trustee will not be required to make an exchange or transfer of this bond during the forty-five (45) days preceding any date fixed for redemption if this bond (or any part thereof) is eligible to be selected or has been selected for the redemption.

The Bonds are issuable only in fully registered form in the denomination of five thousand dollars ($5,000) or any multiple thereof.

The Issuer, the Trustee and the Borrower may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

No member, officer, employee or agent of the Issuer or the Trustee nor any person executing or authenticating this bond shall be liable personally, either jointly or severally, hereon or be subject to any personal liability or accountability by reason of the issuance hereof.

This bond will not be valid until the certificate of authentication has been signed by the Trustee.

IN WITNESS WHEREOF, the Vermont Economic Development Authority  has caused its seal to be affixed hereto and this bond to be signed by its authorized officer.

VERMONT ECONOMIC DEVELOPMENT
AUTHORITY

By: ___________________________________________
(Vice) Chairman

By: ___________________________________________
Manager
(SEAL)

                CERTIFICATE OF TRUSTEE

This bond is one of the Bonds described in the Loan and Trust Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: ________________________________
  Authorized Signature

                   ASSIGNMENT

For value received the undersigned sells, assigns and transfers this bond to

_________________________________________________________________
(Name and Address of Assignee)

_________________________________________________________________

_________________________________________________________________
Social Security or Other Identifying Number of Assignee

and irrevocably appoints ________________________________ attorney-in-fact to transfer it on the books kept for registration of the bond, with full power of substitution.

____________________________________
NOTE: The signature to this assignment
must correspond with the name
as written on the face of the bond
without alteration or enlargement or
other change.

Dated:
Signature Guaranteed:

______________________________
Member of a Signature Medallion Program

By: __________________________
Authorized Signature
 [End of Bond Form]

(c) Replacement of Bonds.  Replacement Bonds shall be issued pursuant to applicable law as a result of the destruction, loss or mutilation of the Bonds.  The costs of a replacement shall be paid or reimbursed by the applicant, who shall indemnify the Issuer, the Trustee, the Paying Agent and the Borrower against all liability and expense in connection therewith, and who may be required to provide an indemnity bond with respect to such indemnity obligations.

(d) Registration of Bonds in the Book-Entry Only System.

(i) The provisions of this Subsection 301(d) shall apply with respect to any Bond registered to CEDE & CO. or any other nominee of The Depository Trust Company (“DTC”) while the Book-Entry Only System (meaning the system of registration described in paragraph (ii) of this Subsection 301(d)) is in effect.

(ii) The Bonds shall be issued in the form of a separate single authenticated fully registered Bond in substantially the form set forth in Subsection 301(b) and in the amount of each separate stated maturity of the Bonds.  On the date of original delivery thereof, the Bonds shall be registered in the registry books of the Trustee in the name of CEDE & CO., as nominee of DTC as agent for the Issuer in maintaining the Book-Entry Only System.  With respect to Bonds registered in the registry books kept by the Trustee in the name of CEDE & CO., as nominee of DTC, the Issuer, the Borrower and the Trustee shall have no responsibility or obligation to any Participant (which means securities brokers and dealers, banks, trust companies, clearing corporations and various other entities, some of whom or their representatives own DTC) or to any Beneficial Owner (which means, when used with reference to the Book-Entry Only System, the person who is considered the beneficial owner of the Bonds pursuant to the arrangements for book entry determination of ownership applicable to DTC) with respect to the following:  (A) the accuracy of the records of DTC, CEDE & CO. or any Participant with respect to any ownership interest in the Bonds, (B) the delivery to any Participant, any Beneficial Owner or any other person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption, or (C) the payment to any Participant, any Beneficial Owner or any other person, other than DTC, of any amount with respect to the principal of or premium, if any, or interest on the Bonds.  The Paying Agent shall pay all principal of and premium, if any, and interest on the Bonds only to or upon the order of DTC, and all such payments shall be valid and effective fully to satisfy and discharge the Issuer’s obligations with respect to the principal of and premium, if any, and interest on such Bonds to the extent of the sum or sums so paid.  No person other than DTC shall be entitled to receive an authenticated Bond evidencing the obligation of the Issuer to make payments of principal of and premium, if any, and interest pursuant to this Agreement.  Upon delivery by DTC to the Trustee of written notice to the effect that DTC determined to substitute a new nominee in place of CEDE & CO., the words “CEDE & CO.” in this Agreement shall refer to such new nominee of DTC.

(iii) Upon receipt by the Issuer and the Trustee of written notice from DTC to the effect that DTC is unable or unwilling to discharge its responsibilities, the Issuer shall issue and the Trustee shall transfer and exchange Bonds as requested by DTC in appropriate amounts, and whenever DTC requests the Issuer and the Trustee to do so, the Trustee and the Issuer will cooperate with DTC in taking appropriate action after reasonable notice (A) to arrange for a substitute bond depository willing and able upon reasonable and customary terms to maintain custody of the Bonds or (B) to make available Bonds registered in whatever name or names the Bondowners transferring or exchanging such Bonds shall designate.

(iv) In the event the Issuer determines that it is in the best interests of the Beneficial Owners that they be able to obtain Bond certificates, the Issuer may so notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of Bond certificates.  In such event, the Issuer shall issue and the Trustee shall transfer and exchange Bond certificates as requested by DTC in appropriate amounts and in authorized denominations.  Whenever DTC requests the Issuer and the Trustee to do so, the Trustee and the Issuer will cooperate with DTC in taking appropriate action after reasonable notice to make available Bonds registered in whatever name or names the Beneficial Owners transferring or exchanging Bonds shall designate.

(v) Notwithstanding any other provision of this Agreement to the contrary, so long as any Bond is registered in the name of CEDE & CO., as nominee of DTC, all payments with respect to the principal of and premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the Representation Letter, which is on file with the Issuer.

(vi) Notwithstanding any provision in Section 310 to the contrary, so long as all of the Bonds Outstanding are held in the Book-Entry Only System, if less than all of the Bonds are to be redeemed upon any redemption of Bonds hereunder, the particular Bonds or portions of Bonds of such maturity to be redeemed shall be selected by DTC in such manner as DTC may determine.

Section 302.                       Application of Bond Proceeds and Other Moneys.  Upon the receipt of the proceeds of the Bonds, the Trustee shall make payments from such proceeds as follows:  (a) amounts equal to the outstanding loans and advances being refinanced with Bond proceeds, as certified by the Borrower Representative and approved by Bond Counsel as eligible for financing hereunder, shall be used to pay off all or part of such loans and advances; and (b) the balance of the proceeds of the Bonds shall be deposited in the Project Fund.

Section 303.                       Debt Service Fund.  A Debt Service Fund is hereby established with the Trustee and moneys, including Series VV First Mortgage Bond Payments, shall be deposited therein as provided in this Agreement.  The moneys in the Debt Service Fund and any investments held as part of such Fund shall be held in trust and, except as otherwise provided, shall be applied solely to the payment of the principal of (including sinking fund installments, if any) and interest on the Bonds.  Promptly after December 15 of each year, if the amount deposited by the Borrower in the Debt Service Fund during the preceding year pursuant to Section 308 was in excess of the amount required to be so deposited, the Trustee shall transfer such excess to the Borrower unless there is then an Event of Default known to the Trustee with respect to payments to the Debt Service Fund or to the Trustee or the Issuer, in which case the excess shall be applied to such payments.

Section 304.                       Reserved.

Section 305.                       Redemption Fund.

(a) A Redemption Fund is hereby established with the Trustee and moneys shall be deposited therein as provided in this Agreement.  The moneys in the Redemption Fund and any investments held as a part of such Fund shall be held in trust and, except as otherwise provided, shall be applied by the Trustee on behalf of the Issuer solely to the redemption of Bonds.  The Trustee may, and upon written direction of the Borrower for specific purchases shall, apply moneys in the Redemption Fund to the purchase of Bonds for cancellation at prices not exceeding the price at which they are then redeemable (or next redeemable if they are not then redeemable), but not within the forty-five (45) days preceding a redemption date.  Accrued interest on the purchase of Bonds shall be paid from the Debt Service Fund.

(b) If on any date the amount in the Debt Service Fund is less than the amount then required to be transferred to the Paying Agent to pay the principal (including sinking fund installments, if any) and interest then due on the Bonds, or if on any date an amount is then required to be paid to the United States as provided in Section 306(a), the Trustee shall apply the amount in the Redemption Fund (other than any sum irrevocably set aside for the redemption of particular Bonds or required to purchase Bonds under outstanding purchase contracts) first, to the satisfaction of such rebate payment and second, to the Debt Service Fund to the extent necessary to meet the deficiency.  The Borrower shall remain liable for any sums which it has not paid into the Debt Service Fund and any subsequent payment thereof shall be used to restore the funds so applied.

(c) If any moneys in the Redemption Fund are invested in accordance with this Agreement and a loss results therefrom so that there are insufficient funds to pay the redemption price of Bonds called for redemption in accordance with this Agreement, then the Borrower shall immediately supply the deficiency.

Section 306.                       Rebate.

(a) Payment of Rebate to the United States.

(i) No later than sixty (60) days after the close of the fifth Rebate Year following the date of issue of the Bonds (or any earlier date that may be required) and the close of each fifth Rebate Year thereafter, the Borrower shall pay to the United States on behalf of the Issuer the full amount of rebate then required to be paid under IRC §148(f) and the regulations thereunder (the “Rebate Provision”).  Within sixty (60) days after the Bonds have been paid in full, the Borrower shall pay to the United States on behalf of the Issuer the full amount of rebate then required to be paid under the Rebate Provision.

Each such payment shall be made to the Internal Revenue Service Center, Ogden, Utah 84201 or any successor location specified by the Internal Revenue Service, accompanied by a Form 8038-T (or other similar information reporting form) prepared by the Borrower.

(ii) No later than fifteen (15) days prior to each date on which a payment could become due under Paragraph 306(a)(i) (a “Rebate Payment Date”), the Borrower shall deliver to the Issuer and the Trustee a certificate either summarizing the determination that no amount is required to be paid or specifying the amount then required to be paid pursuant to Paragraph 306(a)(i).   If the certificate specifies an amount to be paid, (A) such certificate shall be accompanied by a completed Form 8038-T, which is to be signed by an officer of the Issuer, and shall include a certification stating that the Form 8038-T is accurate and complete, and (B) no later than ten (10) days after the Rebate Payment Date the Borrower shall furnish to the Issuer and the Trustee a certificate stating that such amount has been timely paid.

(b) Records.  The Borrower, the Trustee and the Issuer shall keep such records as will enable them to fulfill their responsibilities under this section and the Rebate Provision.

(c) Interpretation of this Section.  The purpose of this Section 306 is to satisfy the requirements of the Rebate Provision.  Accordingly, this section shall be construed so as to meet such requirements.  The Borrower covenants that all action taken under this section shall be taken in a manner that complies with the Rebate Provision and that it shall neither take any action nor omit to take any action that would cause the Bonds to be arbitrage bonds by reason of the failure to comply with the Rebate Provision.  To the extent any payment of rebatable arbitrage or penalty in lieu of rebate is not timely made to the United States, the Borrower shall pay to the United States on behalf of the Issuer any interest, penalty, or other amount necessary to prevent the Bonds from becoming arbitrage bonds within the meaning of IRC Section 148.  The Borrower covenants that to the extent necessary it shall obtain the advice and assistance of experts to aid it in complying with the Rebate Provision.  The Trustee shall not be responsible for any noncompliance with the Rebate Provisions.

Section 307.                       Application of Moneys.  If available moneys in the Debt Service Fund after any required transfers from the Redemption Fund are not sufficient on any day to pay all principal (including sinking fund installments, if any), redemption price and interest on the Outstanding Bonds then due or overdue, such moneys (other than any sum in the Redemption Fund irrevocably set aside for the redemption of particular Bonds or required to purchase Bonds under outstanding purchase contracts) shall, after payment of all charges and disbursements of the Trustee in accordance with this Agreement, be applied (in the order such Funds are named in this section) first to the payment of interest, including interest on overdue principal, in the order in which the same became due (pro rata with respect to interest which became due at the same time), and second to the payment of principal (including sinking fund installments, if any) and redemption premiums, if any, without regard to the order in which the same became due (in proportion to the amounts due).  For this purpose interest on overdue principal shall be treated as coming due on the first day of each month.  Whenever moneys are to be applied pursuant to this section, such moneys shall be applied at such times, and from time to time, as the Trustee in its discretion shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future.  Whenever the Trustee shall exercise such discretion it shall fix the date (which shall be the first of a month unless the Trustee shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal paid on such date shall cease to accrue.  The Trustee shall give such notice as it may deem appropriate of the fixing of any such date.  When interest or a portion of the principal is to be paid on an overdue Bond, the Trustee may require presentation of the Bond for endorsement of the payment.

Section 308.                       Payments by the Borrower.

(a) The Borrower shall pay or cause to be paid to the Trustee for deposit in the Debt Service Fund, in immediately available funds as the Series VV First Mortgage Bond Payments become due or are declared to be immediately due and payable under this Agreement and the Series VV First Mortgage Bonds, on the Business Day immediately preceding the day on which any payment of principal (including any sinking fund installment) or interest on the Bonds is due, an amount equal to such payment less the amount, if any, in the Debt Service Fund and available therefor.

(b) The payments to be made under the foregoing subsection shall be appropriately adjusted to reflect the date of issue of Bonds, any accrued or capitalized interest deposited in the Debt Service Fund, any earnings on amounts in the Debt Service Fund and any purchase or redemption of Bonds, so that there will be available on each payment date in the Debt Service Fund the amount necessary to pay the interest and principal or sinking fund installment, if any, due or coming due on the Bonds and so that accrued or capitalized interest will be applied to the installments of interest to which they are applicable.

(c) At any time when any principal (including sinking fund installments, if any) of the Bonds is overdue, the Borrower shall also have a continuing obligation to pay to the Trustee for deposit in the Debt Service Fund an amount equal to interest on the overdue principal but the installment payments required under this section, if any, shall not otherwise bear interest.  Redemption premiums shall not bear interest.

(d) Payments by the Borrower to the Trustee for deposit in the Debt Service Fund under this Agreement shall discharge the obligation of the Borrower to the extent of such payments; provided, that if any moneys are invested in accordance with this Agreement and a loss results therefrom so that there are insufficient funds to pay principal (including sinking fund installments, if any) and interest on the Bonds when due, the Borrower shall supply the deficiency.

(e) Within thirty (30) days after notice from the Issuer, the Borrower shall pay to the Issuer all expenditures (except general administrative expenses or overhead) reasonably incurred by the Issuer by reason of this Agreement, including without limitation the Issuer’s Service Charge, and all other amounts that the Issuer is entitled to receive hereunder as reimbursement or indemnity.

(f) Within thirty (30) days after notice from the Trustee, the Borrower shall pay to the Trustee the reasonable fees and expenses of the Trustee as set forth in Section 703 of this Agreement.

Section 309.                       Unconditional Obligation.  To the extent permitted by law, the obligation of the Borrower to make payments to the Issuer, the Paying Agent and the Trustee under this Agreement and to make the Series VV First Mortgage Bond Payments at the times and in the amounts provided in the Series VV First Mortgage Bonds shall be absolute and unconditional, shall be binding and enforceable in all circumstances whatsoever, shall not be subject to setoff, recoupment or counterclaim and shall be a general obligation of the Borrower to which the full faith and credit of the Borrower are pledged.

Section 310.                       Redemption of the Bonds.

(a) Reserved.

(b) Special Redemption.  If moneys are transferred to the Redemption Fund pursuant to Subsection 401(c) or Section 407, such moneys (and earnings thereon) shall be used to redeem Bonds within one (1) year, except to the extent previously used to purchase Bonds in accordance with Subsection 305(a) or transferred to the Debt Service Fund pursuant to Section 305 or this section.  The Bonds are subject to redemption pursuant to this subsection as a whole or in part at any time (provided that, if less than all of the Bonds outstanding shall be called for redemption, the Bonds to be so redeemed shall be selected by the Trustee by lot or in any customary manner of selection as determined by the Trustee), at their principal amounts plus accrued interest to the redemption date.  If the amount available in the Redemption Fund to redeem Bonds at any time is less than $50,000, the Trustee may, and upon written direction of the Borrower shall, transfer it to the Debt Service Fund for credit against deposits otherwise required to be made therein with respect to principal instead of calling Bonds for redemption.

(c) Optional Redemption.  The Bonds are not subject to redemption prior to maturity except as set forth in Section 310(b).

The Borrower may purchase Bonds and credit them against the principal amount thereof by delivering them to the Trustee for cancellation at least sixty (60) days before the principal payment date.

(d) Payment of Redemption Price and Accrued Interest.  Whenever Bonds are called for redemption, the accrued interest thereon shall become due on the redemption date and shall be paid from the Debt Service Fund to the extent available therein.  To the extent not otherwise provided, the Borrower shall deposit with the Trustee on or prior to the redemption date a sufficient sum to pay the redemption price of and accrued interest on the Bonds.

(e) Notice of Redemption.  When Bonds are to be redeemed, the Trustee shall give notice in the name of the Issuer, which notice shall identify the Bonds to be redeemed, state the date fixed for redemption, state that the proposed redemption is conditioned on there being on deposit in the Redemption Fund on the redemption date sufficient money to pay the full redemption price of the Bonds to be redeemed and state that such Bonds will be redeemed at the corporate trust office of the Trustee.  The notice shall further state that on such date there shall become due and payable upon each Bond to be redeemed the redemption price thereof, together with interest accrued to the redemption date, and that moneys therefor having been deposited with the Trustee, from and after such date, interest thereon shall cease to accrue.  The Trustee shall mail the redemption notice not more than forty-five (45) nor less than thirty (30) days prior to the date fixed for redemption, to the registered owners of any Bonds which are to be redeemed, at their addresses shown on the registration books maintained by the Paying Agent.  Failure to mail notice to a particular Bondowner, or any defect in the notice to such Bondowner, shall not affect the redemption of any other Bond.

Section 311.                       Investments.

(a) Pending their use under this Agreement, moneys in the Funds and Accounts established pursuant to this Agreement may be invested by the Trustee in Permitted Investments (as defined below) maturing or redeemable at the option of the holder at or before the time when such moneys are expected to be needed and shall be so invested pursuant to written direction of the Borrower if there is not then an Event of Default known to the Trustee, provided that the Borrower shall not request, authorize or permit any investment which would cause any Bonds to be classified as “arbitrage bonds” as defined in IRC §148.  Notwithstanding the foregoing, any amount of moneys deposited in the Project Fund pursuant to Subsection 401(a) that has not been expended within three (3) years of the date of closing shall be invested only in Permitted Investments with a yield not more than 1/8% higher than the yield on the Bonds, unless otherwise permitted by a Favorable Opinion of Bond Counsel.  Any investments pursuant to this subsection shall be held by the Trustee as a part of the applicable fund and shall be sold or redeemed to the extent necessary to make payments or transfers or anticipated payments or transfers from such fund, subject to the notice provisions of Section 9-611 of the UCC to the extent applicable.

(b) Except as set forth below, any interest realized on investments in any fund and any profit realized upon the sale or other disposition thereof shall be credited to the fund with respect to which they were earned and any loss shall be charged thereto.  Earnings (which for this purpose include net profit and are after deduction of net loss) on accrued interest deposited in the Debt Service Fund, if any, shall be transferred to the Project Fund not less often than quarterly.  Earnings on the Redemption Fund shall be transferred to the Debt Service Fund and credited against payments otherwise required to be made thereto not less often than quarterly.

(c) (1)  The term “Permitted Investments” means:

(i) Direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States government and any agency, instrumentality, or establishment of the United States government (“Government Securities”);

(ii) Commercial paper having, at the time of investment or contractual commitment to invest therein, a rating from S&P and Moody’s,  of A1 and P1, respectively.

(iii) Repurchase and reverse repurchase agreements collateralized with Government Securities, including those of the Trustee or any of its affiliates.

(iv) Investment in money market mutual funds having a rating in the highest investment category granted thereby from S&P or Moody’s, including, without limitation any mutual fund for which the Trustee or an affiliate of the Trustee serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Trustee or an affiliate of the Trustee receives fees from funds for services rendered, (ii) the Trustee collects fees for services rendered pursuant to the Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to the Agreement may at times duplicate those provided to such funds by the Trustee or an affiliate of the Trustee;

(v) Demand deposits, including interest bearing money market accounts, time deposits, trust funds, trust accounts, overnight bank deposits, interest-bearing deposits, and certificates of deposit or bankers acceptances of depository institutions, including the Trustee or any of its affiliates, rated at the time of purchase in the AA long-term ratings category or higher by S&P or Moody’s or which are fully FDIC-insured.

(2)           Notwithstanding the preceding paragraph (1), for so long as the Bonds are Outstanding, Permitted Investments shall not include the following:

(A) Government or Equivalent Obligations, certificates of deposit and bankers’ acceptances, in each case with yields lower than either (1) the yield available on comparable obligations then offered by the United States Treasury, or (2) the highest yield published or posted by the provider of the Permitted Investments to be currently available from the provider on reasonably comparable investments;

(B) any demand deposit or similar account with a bank, trust company or broker, unless (1) the account is used for holding funds for a short period of time until such funds are reinvested or spent, and (2) substantially all the funds in the account are withdrawn for reinvestment or expenditure within fifteen (15) days of their deposit therein; or

(C) Repurchase agreements or investment agreements, unless (1) at least three (3) bids are obtained on the proposed repurchase agreement or investment agreement from persons other than those with an interest in the Bonds, (2) the highest yielding repurchase agreement or investment agreement for which a qualifying bid is received is purchased, (3)  the terms of the repurchase agreement or investment agreement, including collateral requirements, are reasonable, and (4) a written record of the yield offered by each bidder is maintained.

Any of the requirements of this paragraph (2) shall not apply to moneys allocable to any investment as to which the Trustee shall have received an opinion of Bond Counsel regarding the waiver of such requirements.  Permitted Investments shall not include any investment that would cause any of the Bonds to be federally guaranteed within the meaning of IRC §149(b).

(d) A security interest, if any, required by Section 311(c) shall be perfected in such manner as may be provided by law.  In the case of a repurchase agreement, if under applicable law, including the federal Bankruptcy Code, the agreement is recognized as transferring ownership in the underlying securities to the investing party with a right to liquidate the securities and apply the proceeds against the repurchase obligation, all free and clear of the claims of creditors and transferees of the other party, the interest of the investing party shall be regarded as the equivalent of a perfected security interest for the purposes of this subsection.  In any case, however, if the underlying securities or the securities subject to the security interest are certificated securities (as opposed to uncertificated or book-entry securities), they shall be delivered to the Trustee or to a depository satisfactory to the Trustee, either as agent for the Trustee or as bailee with appropriate instructions and acknowledgment, at the time of or prior to the investment, or, if the security interest is perfected without delivery, delivery shall be made within three (3) Business Days.  Possession by the Trustee of the security for an obligation of the Trustee shall not be deemed to satisfy the requirements of this subsection unless there is an opinion of counsel satisfactory to the Issuer to the effect that such possession satisfies the requirements of this subsection.

(e) The Trustee may hold undivided interests in Permitted Investments for more than one Fund (for which they are eligible) and may make interfund transfers in kind.

Section 312.                       Paying Agent.  The Issuer hereby designates the Trustee to serve as Paying Agent.  The Issuer, at the direction of the Borrower, may discharge the Paying Agent from time to time and appoint a successor.  The Issuer shall also, at the direction of the Borrower, designate a successor if the Paying Agent resigns or becomes ineligible.  The Paying Agent shall be a bank or trust company having a capital and surplus of not less than $50,000,000 and shall be registered as a transfer agent with the Securities and Exchange Commission.  The Issuer shall give notice of the appointment of a successor Paying Agent in writing to each Bondowner.  The Issuer will promptly certify to the Trustee that it has mailed such notice to all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby.  The Paying Agent may but need not be the same person as the Trustee.  The Paying Agent shall act as such and as Bond registrar and transfer agent.  So long as the Paying Agent is the Trustee, it shall have all the same rights as the Trustee under this Agreement.

Section 313.                       Unclaimed Moneys.  Except as may otherwise be required by applicable law, in case any moneys deposited with the Paying Agent for the payment of the principal of, interest or premium, if any, on any Bond remain unclaimed for three (3) years after such principal, interest or premium has become due and payable, the Paying Agent may and upon receipt of a written request of the Borrower shall pay over to the Borrower the amount so deposited in immediately available funds, and thereupon the Paying Agent and the Issuer shall be released from any further liability with respect to the payment of principal, interest or premium and the owner of such Bond shall be entitled (subject to any applicable statute of limitations) to look only to the Borrower as an unsecured creditor for the payment thereof.

ARTICLE IV
THE PROJECT.

Section 401.                       Project Fund.

(a) Establishment.  A Project Fund is hereby established to be held by the Trustee.  Proceeds of the sale of the Bonds shall be deposited in the Project Fund to the extent provided in Section 302.  The moneys in the Project Fund and any investments held as part of such Fund shall be held in trust and, except as otherwise provided in this Agreement, shall be applied by the Trustee solely to the payment or reimbursement of Project Costs relating to the Project.  If there is an Event of Default known to the Trustee with respect to payments of Debt Service, the Trustee shall use the Project Fund without requisition to make up the deficiency, and the Borrower shall restore the funds so used.

(b) Requisitions.  The Trustee will pay without requisition as the Borrower shall direct the Trustee in writing the costs of issuing the Bonds including fees and expenses of Bond Counsel and the Issuer and its counsel and any recording or similar fees incurred prior to completion of the Project in accordance with this Agreement.  Other disbursements from the Project Fund shall be made by the Trustee to pay directly or to reimburse the Borrower for Project Costs as directed by requisitions signed on behalf of the Borrower by the Borrower Representative.  Each requisition shall be numbered sequentially commencing with Number 1, and shall be submitted in the form of requisition described in Exhibit A hereto.  Each requisition for Project Costs for payment to a party other than the Borrower shall identify the sums requisitioned for payment to others than the Borrower by item or invoice number (if any), amount, name and address of payee and purpose. Each requisition for Project Costs for reimbursement to the Borrower shall identify the sums requisitioned for reimbursement by purpose.  Each requisition for Project Costs shall state:

(i) that it is for Project Costs that have not been the basis of a prior or contemporaneous requisition or of a prior payment of an external loan or of a prior reimbursement of advances made by the Borrower; that it is for work actually performed or material, equipment or other property actually supplied for the Project in accordance with the applicable plans and specifications; that it contains no amount entitled to be retained;

(ii) that the work and material, equipment or other property covered by the requisition have been performed or delivered to the Borrower and are in accordance with all applicable building, zoning, land use, environmental protection, sanitary, and safety rules and regulations, all applicable insurance requirements and the provisions of this Agreement; and that all permits, licenses and approvals required for the items covered by the requisition have been obtained; and

(iii) that it complies with the Tax Certificate.

(c) Certificate of Completion.  Completion or abandonment of construction of the Project shall be evidenced by the filing with the Trustee and the Issuer of a certificate signed by the Borrower Representative stating that the Project has been substantially completed so as to permit commencement of operations or stating that construction of the Project has been permanently abandoned, and setting forth any Project Costs remaining to be paid from the Project Fund.  Any balance in such Fund not then needed to pay Project Costs shall be transferred to the Redemption Fund and applied as provided in Section 305(a).

Section 402.                       Carrying Out the Project.  The Borrower will diligently and continuously carry out the Project and complete the phase of the Project financed with the proceeds of the Bonds within three (3) years of the date of issuance of the Bonds.  Contracts for carrying out the Project shall be made by the Borrower and purchases in connection therewith shall be made by or for the Borrower in its own name.  To the extent that the Project Fund is insufficient to complete the Project, the Borrower shall complete the Project at its own expense.

Section 403.                       Compliance with Law.  In the acquisition, construction, maintenance, improvement and operation of the Project, the Borrower will comply in all material respects with all applicable building, zoning, subdivision, environmental protection, sanitary and safety and other land use laws, rules and regulations and will not permit any nuisance thereon.  It shall not be a breach of this section if the Borrower fails to comply with such laws, rules and regulations during any period in which the Borrower shall in good faith be diligently contesting the validity thereof and no proceeding shall have been commenced or unstayed binding order issued which has a material adverse effect on the financial condition, business or properties of the Borrower or in the judgment of the Trustee, unreasonably jeopardizes the security hereunder.

Section 404.                       Current Expenses.  The Borrower will pay all costs and expenses of operation, maintenance and upkeep of the Project including without limitation all taxes, excises and other governmental charges lawfully levied thereon or with respect to the Borrower’s interest therein or use thereof.  It shall not be a breach of this subsection if the Borrower fails to pay any such taxes or charges during any period in which the Borrower shall in good faith be diligently contesting the validity or amount thereof and no foreclosure proceedings have been commenced, unless the procedures applicable to such contest require payment thereof and proceedings for their refund or abatement or in the judgment of the Trustee, such failure to pay unreasonably jeopardizes the security hereunder.

Section 405.                       Repair.  The Borrower will keep the Project in good order, repair and condition, damage from casualty expressly not excepted, and not permit or commit waste thereon.  In the event of any damage to or the destruction of the Project, the Borrower’s obligation to repair under this section shall not be limited by the amount of available insurance proceeds.

Section 406.                       Insurance.  The Borrower will insure and keep insured in a reasonable amount with financially sound and reputable insurance companies all property and equipment of a character usually insured by companies of relatively the same size engaged in the same or a similar business against liabilities or damages of the kind customarily insured against by such companies by policies issued by responsible and well rated insurance companies, provided that the Borrower may at its election carry as self-insurer primary limits of $500,000 in respect of such liabilities or damages, any such system of self-insurance (including an appropriate reserve or reserves therefore) to be upon such terms and conditions as may be determined by the board of directors of the Borrower provided that the same conforms to approved practices of similar companies maintaining systems of self-insurance.

Section 407.                       Option to Redeem Bonds Upon Casualty or Taking.  The Bonds are subject to redemption in accordance with Subsection 310(b), at the option of the Borrower, in the event that there is damage to or destruction or taking of the Project which produces proceeds of insurance or condemnation awards.  In the case of a casualty or taking producing proceeds of insurance or eminent domain proceeds, the Bonds shall be subject to special redemption only to the extent such proceeds exceed the lesser of ten percent (10%) of the fully insurable value of the Project prior to the time of such casualty or taking as determined by the Trustee (who may rely on the advice of a consultant in making such determination) or twenty percent (20%) of the principal amount of Outstanding Bonds.  Upon such determination and payment by the Borrower of such proceeds to the Trustee, the Trustee shall use the same to redeem Bonds.

ARTICLE V
SERIES VV FIRST MORTGAGE BONDS AND PAYMENTS

Section 501.                       Execution and Delivery of Series VV First Mortgage Bonds to Trustee.  In order to evidence the obligation of the Borrower to the Issuer to repay the advance of the proceeds of the Bonds, the Issuer hereby directs the Borrower, and the Borrower hereby agrees, to deliver or cause to be delivered the Series VV First Mortgage Bonds to the Trustee on the date of issuance of the Bonds.  The Series VV First Mortgage Bonds shall be the first mortgage bonds issued under the Borrower Indenture and relating to the Bonds in substantially the form included in the Supplemental Borrower Indenture attached hereto as Exhibit B, with only such changes, omissions and insertions thereto as shall have been approved by the Issuer, and shall:

(a) be in an aggregate principal amount equal to the aggregate principal amount of the Bonds;

(b) provide for payments of interest equal to the payments of interest on the Bonds;

(c) require payments of principal, or principal plus premium, equal to the payments required to be made on the Bonds;

(d) contain redemption provisions, including premium, if any, or provisions with respect to amortization of principal, together with premium, if any, identical to the redemption or amortization provisions of the Bonds;

(e) require that all payments of principal, premium, if any, and interest on the Series VV First Mortgage Bonds be made to the Trustee in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and that each such payment be made on or before the due date for the corresponding payment on the Bonds; and

(f) provide that the amount of any such payment shall be reduced by the amount, if any, available under this Agreement on the due date for such payment and applied to the corresponding payment on the Bonds.

Section 502.                       Prepayment to Redeem Bonds.  Whenever any Bonds are redeemable in whole or in part, the Issuer will redeem the same at the written direction of the Borrower Representative, and the Borrower will pay, as a prepayment of the amount due on the Series VV First Mortgage Bonds corresponding to such Bonds, an amount equal to the total cost of such redemption, less the amount, if any, in the Debt Service Fund and the Redemption Fund on the date fixed for such redemption and available for such redemption payment.

Section 503.                       Project Not Security for Bonds.  It is expressly recognized by the parties that the Project will not constitute separate security pledged for the Bonds.  The principal security for the Bonds shall be the Series VV First Mortgage Bonds and the absolute, irrevocable and unconditional obligation of the Borrower to make the Series VV First Mortgage Bond Payments, as secured under the Borrower Indenture.

Section 504.                       Prepayment of Series VV First Mortgage Bonds.  The Borrower shall not prepay any Series VV First Mortgage Bonds or any portion thereof except as necessary in connection with the redemption prior to maturity of all or a portion of the Bonds, or upon acceleration of maturity of the Bonds.

Section 505.                       Voting of Series VV First Mortgage Bonds.  The Trustee, as the registered owner of the Series VV First Mortgage Bonds, may attend any meeting of Bondowners under the Borrower Indenture.  Either at such meeting, or otherwise where consent of owners of outstanding Series VV First Mortgage Bonds is sought without a meeting, the Trustee shall vote the Series VV First Mortgage Bonds, or consent with respect thereto, as provided in Section 903 and as set forth below.

The Trustee shall not vote any of the Series VV First Mortgage Bonds in favor of, or give its consent to, any action that in the Trustee’s judgment, which may be based upon an opinion of counsel, would materially prejudice the interest of the Bondowners except upon notification by the Trustee to the Bondowners so affected by such proposal (such notification having been mailed to the owners of Bonds of the particular series not less than thirty (30) nor more than sixty (60) days before the date on which such consents are to be counted or any meeting of bondowners under the Borrower Indenture is to be held for such purpose) and consent thereto of the Owners of at least a majority in aggregate principal amount of all the Bonds then outstanding which respond to said notification and which would be affected by the proposed action; provided, however, that the Trustee may not vote any of the Series VV First Mortgage Bonds in favor of, or give its consent to, any such amendment without the consent of the Owners of 25% in aggregate principal amount of the Bonds outstanding affected by such amendment.

The Trustee shall not vote any Series VV First Mortgage Bonds in favor of or give its consent to any action that would permit a change in the terms of redemption or maturity of the principal of or the interest on the Series VV First Mortgage Bonds, or a reduction in the principal amount of or premium, if any, on the Series VV First Mortgage Bonds or the rate of interest thereon without the unanimous consent of the Owners of all Bonds then Outstanding which would be affected by such action.

Section 506.                       Trustee to Notify Issuer, Borrower and Borrower Indenture Trustee when no further Series VV First Mortgage Bond Payments Needed.  If at any time the aggregate of the amounts then in the Debt Service Fund and the Redemption Fund is sufficient to pay when due the principal of and premium, if any, and interest on the Bonds remaining Outstanding, the Trustee shall notify the Issuer, the Borrower and the Borrower Indenture Trustee that no additional or further Series VV First Mortgage Bond Payments need to be made, and the Trustee shall apply the moneys then in the Debt Service Fund and the Redemption Fund to the payment when due of the principal of and premium, if any, and interest on the Bonds.

Section 507.                       Trustee to Notify Issuer, Borrower and the Borrower Indenture Trustee of funds in Debt Service Fund and Redemption Fund.  The Trustee, upon the written request of the Borrower or the Issuer, shall notify the Borrower, the Borrower Indenture Trustee and the Issuer of the funds in the Debt Service Fund and the Redemption Fund at the time of such request.  The notice required by this Section shall not in any way affect the Borrower’s obligation to make the Series VV First Mortgage Bond Payments.

Section 508.                       No Transfer of Series VV First Mortgage Bonds held by the Trustee; Exception.  Except as required (1) to effect an assignment to a successor Trustee, (2) to effect an exchange in connection with a bankruptcy, reorganization, insolvency or similar proceeding involving the Borrower, (3) to effect an assignment in connection with a refinancing of the Bonds or (4) in order to be canceled upon the payment or deemed payment of the Bonds, the Trustee shall not sell, assign or transfer Series VV First Mortgage Bonds held by it and the Trustee is authorized to enter into an agreement with the Borrower to such effect, including a consent to the issuance of stop transfer instructions to the Borrower Indenture Trustee.  No liability shall attach to the Borrower Indenture Trustee for any action taken by it in good faith in reliance upon such instructions.

Section 509.                       Credits on the Series VV First Mortgage Bonds.  The Borrower shall be entitled to receive a credit against its obligation to pay the principal of and premium, if any, and interest on, as the case may be, Series VV First Mortgage Bonds in an amount equal to (1) the principal amount of any Bonds secured by such Series VV First Mortgage Bonds surrendered to the Trustee by the Borrower or the Issuer for cancellation, (2) the amount of money, if any, other than Series VV First Mortgage Bond Payments, held by the Trustee and available and designated to make the corresponding interest payment on the Bonds and (3) the principal amount of any Bonds secured by Series VV First Mortgage Bonds purchased or redeemed and canceled by the Trustee with moneys other than Series VV First Mortgage Bond Payments to the extent that the Trustee shall not have received written notice from the Borrower that the Borrower shall not receive such a credit.  The Trustee shall promptly notify the Borrower Indenture Trustee in writing when any such credits arise.

ARTICLE VI
DEFAULT AND REMEDIES.

Section 601.                       Default by the Borrower.

(a) Events of Default; Default.  “Event of Default” in this Agreement means any one of the events set forth below and “default” means any Event of Default without regard to any lapse of time or notice.

(i) Debt Service.  Failure to pay any installment of principal of (including sinking fund installments, if any), premium, if any, or interest on any Bonds when due, or failure by the Borrower to pay when due any amount required to be paid under the Series VV First Mortgage Bonds, which failure causes a default in the payment when due of the principal of (including sinking fund installments, if any), premium, if any, or interest on any Bonds when due.

(ii) Other Obligations.  The Borrower shall fail to make any other required payment under this Agreement, and such failure is not remedied within seven (7) days after written notice thereof is given by the Trustee or the Issuer to the Borrower, or the Borrower shall fail to observe or perform any of its other agreements, covenants or obligations under this Agreement, or the Tax Certificate, and such failure is not remedied within thirty (30) days after written notice thereof is given by the Trustee to the Borrower.

(iii) Warranties.  There shall be a material breach of warranty made herein or in the Tax Certificate by the Borrower as of the date it was intended to be effective and the breach is not cured within sixty (60) days after written notice thereof is given by the Trustee, or the Issuer to the Borrower.

(iv) Borrower Indenture.  Any Event of Default of the Borrower Indenture shall have occurred or the Borrower Indenture Trustee shall have declared the aggregate principal amount of the Series VV First Mortgage Bonds and all interest due thereon immediately due and payable in accordance with Article Six of the Borrower Indenture.

(b) Notices.  The Borrower agrees to notify the Issuer and the Trustee promptly in writing of the occurrence of any Default or Event of Default of which it has knowledge.  Immediately after becoming aware of an Event of Default under Subsections 601(a)(i) or (iv), or within five (5) days or the next Business Day if such fifth day is not a Business Day after becoming aware of a Default or an Event of Default under Subsections 601(a)(ii) or (iii), the Trustee will give notice to the Bondowners.

(c) Waiver.  If the Trustee determines that a default has been cured before the entry of any final judgment or decree with respect to it, the Trustee may waive the default and its consequences, including any acceleration, by written notice to the Borrower and shall do so upon written instruction of the owners of at least twenty-five percent (25%) in principal amount of the Outstanding Bonds, unless the Trustee shall have received from the Borrower Indenture Trustee a notice of redemption of any outstanding Series VV First Mortgage Bonds held hereunder before such waiver and such notice shall not have been rescinded.

Notwithstanding anything in this section to the contrary, no action or failure to act by the Borrower which results in interest on the Bonds becoming includable in gross income of the owners thereof for federal income tax purposes shall constitute a Default or Event of Default under this Agreement.

Section 602.                       Remedies for Events of Default.  If an Event of Default occurs and is continuing:

(a) Acceleration.  The Trustee may, and shall, at the written direction of the Registered Owners of at least twenty-five percent (25%) in principal amount of the Outstanding Bonds, by written notice to the Borrower, the Issuer declare immediately due and payable the principal amount of the Outstanding Bonds thereby coming due, and the payments to be made by the Borrower therefor, and accrued interest on the foregoing, whereupon the same shall become immediately due and payable without any further action or notice.  At any time the principal of the Bonds shall have been declared to be due and payable by acceleration pursuant to the terms of this Section 602(a), the Series VV First Mortgage Bonds shall thereupon become and be immediately due and payable.

(b) Rights as a Secured Party.  The Trustee may exercise all of the rights and remedies of a secured party, under the UCC or otherwise, with respect to moneys in the Debt Service Fund, Project Fund and Redemption Fund and with respect to the Series VV First Mortgage Bonds issued under the Borrower Indenture, including the right to sell or redeem securities and the right to retain such securities in satisfaction of the obligations of the Borrower hereunder.  Notice sent by registered or certified mail, postage prepaid, or delivered during business hours, to the Borrower at least ten (10) days before an event under UCC Section 9-611 or any successor provision of law shall constitute reasonable notification of such event.

(c) Rights as Series VV First Mortgage Bond Holder.  The Trustee may exercise all its rights and remedies under the Borrower Indenture as the holder of the Series VV First Mortgage Bonds, including but not limited to directing the Borrower Indenture Trustee as to the exercise of its remedies and the conduct of the proceedings, the acceleration of Series VV First Mortgage Bonds, the annulment of any such acceleration and the waiver of “defaults” (as defined in the Borrower Indenture).  If the Series VV First Mortgage Bonds are declared to be due and payable because of default under the Borrower Indenture which does not arise from or cause (otherwise than by such declaration) an Event of Default under Subsections 601(a)(i), (ii) or (iii) hereof, and if the Trustee determines in good faith that such default under the Borrower Indenture is cured and the conditions of Section 6.01 of the Borrower Indenture regarding rescission or annulment of a declaration of acceleration are satisfied, the Trustee shall refrain from directing the Borrower Indenture Trustee not to annul such declaration and its consequences.

Section 603.                       Court Proceedings.  The Trustee may enforce the obligations of the Borrower under this Agreement or the Series VV First Mortgage Bonds by legal proceedings for the specific performance of any covenant, obligation or agreement contained herein or therein, whether or not any breach has become an Event of Default, or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Borrower of the provisions of this Agreement or the Series VV First Mortgage Bonds including

(to the extent this Agreement may lawfully provide) court costs, reasonable attorneys’ fees and other costs and expenses incurred in enforcing the obligations of the Borrower hereunder.  The Issuer may likewise enforce obligations to it hereunder that it has not assigned to the Trustee.

Section 604.                       Revenues after Default.  The proceeds from sale, redemption or retention of securities under Section 602(b) shall be remitted to the Trustee upon receipt and in the form received.  After payment or reimbursement of the reasonable fees, expenses and indemnities of the Trustee and the Issuer in connection therewith, the same shall be applied, first to the remaining obligations of the Borrower hereunder (other than obligations to make payments to the Issuer for its own use) in such order as may be determined by the Trustee, and second, to any unpaid sums due the Issuer for its own use.  Any surplus thereof shall be paid to the Borrower.

Section 605.                       Trustee May Perform Obligations.  If the Borrower fails to observe or perform any covenant, condition, agreement or provision contained in this Agreement or the Series VV First Mortgage Bonds, whether or not there is an Event of Default hereunder, the Trustee may perform such covenant, condition, agreement or provision in its own name or in the Borrower’s name, and is hereby irrevocably appointed the Borrower’s attorney-in-fact for such purpose.  The Trustee shall give at least seven (7) days’ notice to the Borrower before taking action under this section, except that in the case of emergency as reasonably determined by the Trustee, the Trustee may act on lesser notice or give the notice promptly after rather than before taking the action.  The reasonable cost of any such action by the Trustee shall be paid or reimbursed by the Borrower pursuant to Section 308.

Section 606.                       Remedies Cumulative.  The rights and remedies under this Agreement shall be cumulative and shall not exclude any other rights and remedies allowed by law, provided there is no duplication of recovery.  The failure to insist upon a strict performance of any of the obligations of the Borrower or of the Issuer or to exercise any remedy for any violation thereof shall not be taken as a waiver for the future of the right to insist upon strict performance or of the right to exercise any remedy for the violation.

ARTICLE VII
THE TRUSTEE.

Section 701.                       Corporate Organization, Authorization and Capacity.  The Trustee represents and warrants that it is a national banking association with the capacity to exercise the powers and duties of the Trustee hereunder, and that by proper corporate action it has duly authorized the execution and delivery of this Agreement.

Section 702.                       Rights and Duties of the Trustee.

(a) Moneys to be Held in Trust.  All moneys received by the Trustee under this Agreement shall be held by the Trustee in trust and applied subject to the provisions of this Agreement.

(b) Accounts.  The Trustee shall keep proper accounts of its transactions hereunder (separate from its other accounts), which shall be open to inspection by the Issuer and the Borrower and their representatives duly authorized in writing.

(c) Performance of the Issuer’s Obligations.  If the Issuer shall fail to observe or perform any covenant or obligation contained in this Agreement, the Trustee may to whatever extent it deems appropriate for the protection of the Bondowners or itself, perform any such obligation in the name of the Issuer and on its behalf.

(d) Actions for Protection of Bondowners.  The Trustee shall not be required to monitor the financial condition of the Borrower or the physical condition of the Project and, unless otherwise expressly provided, shall not have any responsibility with respect to reports, notices, certificates or other documents filed with it hereunder, except to make them available for inspection by Bondowners.  Upon a failure of the Borrower to make a payment required of it under Section 308(a) when the same becomes due and payable, the Trustee shall give written notice thereof to the Issuer and the Borrower.  The Trustee shall not be required to take notice of any other breach or default by the Borrower or the Issuer except when given written notice thereof by the owners of at least ten percent (10%) in principal amount of the Outstanding Bonds.  The Trustee shall give default notices under Section 601 and accelerate payments under Section 602 when instructed to do so by the written direction of the owners of at least twenty-five percent (25%) in principal amount of the Outstanding Bonds.  The Trustee shall proceed under Section 602 or 603 for the benefit of the Bondowners in accordance with the written directions of the owners of a majority in principal amount of the Outstanding Bonds.  The Trustee shall not be required, however, to take any remedial action (other than acceleration or the giving of notice) unless reasonable indemnity is furnished for any expense or liability to be incurred therein.

Upon receipt of written notice, direction or instruction and indemnity, as provided above, and after making such investigation, if any, as it deems appropriate to verify the occurrence of any event of which it is notified as aforesaid, the Trustee shall promptly pursue the remedy provided by this Agreement or any of such remedies (not contrary to any such direction) as it deems appropriate for the protection of the Bondowners, and in its actions under this paragraph during the continuance of an Event of Default, the Trustee shall act for the protection of the Bondowners with the same promptness and prudence as would be expected of a prudent person in the conduct of such person’s own affairs.

(e) Responsibility.  The Trustee shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken in good faith in reliance on such advice.  The Trustee may rely conclusively on any notice, certificate or other document furnished to it under this Agreement and reasonably believed by it to be genuine.  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed under this Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action, or be responsible for the consequences of any error of judgment reasonably made by it.  When any payment or consent or other action by the Trustee is called for by this Agreement or the Series VV First Mortgage Bonds, the Trustee may defer such action pending receipt of such evidence, if any, as it may reasonably require in support thereof.  A permissive right or power to act shall not be construed as a requirement to act.  The Trustee shall in no event be liable for the application or misapplication of funds, or for other acts or defaults, by any person, firm or corporation except by its own directors, officers, agents and employees.  No recourse shall be had by the Borrower, the Issuer or any Bondowner for any claim based on this Agreement, the Bonds or the Series VV First Mortgage Bonds against any director, officer, agent or employee of the Trustee unless such claim is based upon the bad faith, fraud or deceit of such person.

(f) Ownership of Bonds.  The Trustee may be or become the owner of or trade in Bonds with the same rights as if it were not the Trustee.

(g) Surety Bond.  The Trustee shall not be required to furnish any bond or surety.

(h) Continuation Statements.  It shall be the duty of the Trustee to file, or cause to be filed, such continuation statements as may be required by the UCC with respect to any financing statements naming the Trustee as secured party and of which the Trustee has knowledge, relating to any security interest granted to the Issuer hereunder for the benefit of the Bondowners.

(i) Financial Obligations.  Nothing contained in this Agreement shall in any way obligate the Trustee to pay any debt or meet any financial obligations to any person in relation to the Project except from moneys received under the provisions of this Agreement or from the exercise of the Trustee’s rights hereunder other than the moneys received for its own purposes.

Section 703.                       Fees and Expenses of the Trustee.  The Borrower shall pay to the Trustee reasonable compensation for its services and pay or reimburse the Trustee for its reasonable expenses and disbursements, including attorneys’ fees, hereunder and under the Series VV First Mortgage Bonds.  The Borrower shall indemnify and save the Trustee harmless against any expenses and liabilities which it may incur in the exercise of its duties hereunder or under the Series VV First Mortgage Bonds and which are not due to its negligence or bad faith.  Any fees, expenses, reimbursements, indemnities or other charges which the Trustee may be entitled to receive from the Borrower hereunder or under the Series VV First Mortgage Bonds, if not paid when due, shall bear interest at the Base Rate of the Trustee (or, if none, the nearest equivalent), and if not otherwise paid, shall be a first lien upon any funds or other property then or thereafter held hereunder by the Trustee.  The Trustee may apply any such funds to any of the foregoing items, and in that event the lien of this section shall continue to apply to any other such funds, and the Borrower shall remain liable for the same.  Any subsequent payment of any such item by the Borrower shall be used to restore the funds so applied.

Section 704.                       Resignation or Removal of the Trustee.  The Trustee may resign on not less than thirty (30) days’ notice given in writing to the Issuer, the Bondowners and the Borrower, but such resignation shall not take effect until a successor has been appointed.  The Trustee will promptly certify to the Issuer that it has mailed such notice to all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby.  The Trustee may be removed (i) by written notice from the owners of a majority in principal amount of the Outstanding Bonds to the Trustee, the Issuer and the Borrower, (ii) for cause by the Borrower with the approval of the Issuer if the Borrower is not in default or (iii) for cause by the Issuer.

Section 705.                       Successor Trustee.  Any corporation or association that succeeds to the corporate trust business of the Trustee as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of the Trustee under this Agreement, without any further act or conveyance.

In case the Trustee resigns or is removed or becomes incapable of acting, or becomes bankrupt or insolvent, or if a receiver, liquidator or conservator of the Trustee or of its property is appointed, or if a public officer takes charge or control of the Trustee, or of its property or affairs, a successor shall be appointed by written notice from the Borrower to the Issuer.  The Borrower shall notify the Bondowners of the appointment in writing within thirty (30) days from the appointment.  The Borrower will promptly certify to the successor Trustee that it has mailed such notice to all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby.  If no appointment of a successor is made within forty-five (45) days after the giving of written notice in accordance with Section 704 or after the occurrence of any other event requiring or authorizing such appointment, the outgoing Trustee or any Bondowner may apply to any court of competent jurisdiction for the appointment of such a successor, and such court may thereupon, after such notice, if any, as such court may deem proper, appoint such successor.  Any successor Trustee appointed under this section shall be a trust company or a bank having the powers of a trust company, authorized to serve as Trustee under the Act, having a capital and surplus of not less than $50,000,000.  Any such successor Trustee shall notify the Issuer, the Borrower of its acceptance of the appointment and, upon giving such notice, shall become Trustee, vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance.  Such successor Trustee shall execute, deliver, record and file such instruments as are required to confirm or perfect its succession hereunder and any predecessor Trustee shall from time to time execute, deliver, record and file such instruments as the incumbent Trustee may reasonably require to confirm or perfect any succession hereunder.

Section 706.                       Miscellaneous. The Trustee shall be given authority to act through agents or attorneys in the exercise of its duties contained herein; provided, further, that the Trustee will not be liable for the acts of such persons if reasonable care is exercised in their selection and supervision.  The duties of the Trustee are expressly set forth herein and no implied duties or covenants on the part of the Trustee shall be read into this Agreement.  The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any amendments hereto or of any Bond.

ARTICLE VIII
THE ISSUER.

Section 801.                       Limited Obligation.  Under no circumstances shall the State or the Issuer be obligated directly or indirectly to pay Project Costs, principal of and interest on the Bonds, or expenses of operation, maintenance and upkeep of the Project except from Bond proceeds, First Mortgage Bond proceeds or from funds received under this Agreement, exclusive of funds received hereunder by the Issuer for its own use.  This Agreement does not create any debt of the State or the Issuer with respect to the Project other than a special obligation of the Issuer acting on behalf of the State pursuant to the Act.  Nothing contained herein shall in any way obligate the State to raise any money by taxation or use other public funds for any purpose in relation to the Project.  Neither the State nor the Issuer shall pay or promise to pay any debt or meet any financial obligation to any person at any time in relation to the Project except (i) from moneys received or to be received under the provisions hereof or derived from the exercise of the Issuer’s rights hereunder, other than moneys received for its own purposes, or (ii) as may be required by law other than the provisions of the Act.  Nothing contained in this Agreement shall be construed to require or authorize the Issuer to operate the Project itself or to conduct any business enterprise in connection therewith.

Section 802.                       Rights and Duties of the Issuer.

(a) Remedies of the Issuer.  Notwithstanding any contrary provision in this Agreement, the Issuer shall have the right to take any action or make any decision with respect to proceedings for indemnity against the liability of the Issuer and for collection or reimbursement from sources other than moneys or property held under this Agreement or subject to the lien hereof.  The Issuer may enforce its rights under this Agreement and the Series VV First Mortgage Bonds that have not been assigned to the Trustee by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Borrower of its obligations to the Issuer under this Agreement or the Series VV First Mortgage Bonds, including court costs, reasonable attorneys’ fees and other costs and expenses incurred in enforcing such obligations.

(b) Limitations on Actions.  The Issuer shall not be required to monitor the financial condition of the Borrower or the physical condition of the Project and, unless otherwise expressly provided, shall not have any responsibility with respect to notices, certificates or other documents filed with it hereunder.  The Issuer shall not be required to take notice of any breach or default by the Borrower except when given written notice thereof by the registered owners of at least ten percent (10%) in principal amount of the Outstanding Bonds or by the Trustee.  The Issuer shall give default notice under Section 601 when instructed to do so by the written direction of the registered owners of at least twenty-five percent (25%) in principal amount of the Outstanding Bonds.   The Issuer shall not be responsible for the payment of any rebate to the United States under IRC §148(f).  The Issuer shall not be required to take any action unless indemnity reasonably satisfactory to it is furnished for expenses or liability to be incurred therein (other than the giving of notice).  The Issuer, upon written request of the Bondowners or the Trustee, and upon receipt of reasonable indemnity for expenses or liability, shall cooperate to the extent reasonably necessary to enable the Trustee to exercise any power granted to the Trustee by this Agreement.  The Issuer shall be entitled to reimbursement pursuant to Section 803 to the extent that it acts without previously obtaining full indemnity.

(c) Responsibility.  The Issuer shall be entitled to the advice of counsel (who may be counsel for any party or for any Bondowner) and shall be wholly protected as to any action taken or omitted to be taken in good faith in reliance on such advice.  The Issuer may rely conclusively on any notice, certificate or other document furnished to it under this Agreement and reasonably believed by it to be genuine.  The Issuer shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or in good faith omitted to be taken by it and reasonably believed to be beyond such discretion or power, or taken by it pursuant to any direction or instruction by which it is governed under this Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action under this Agreement, or be responsible for the consequences of any error of judgment reasonably made by it.  When any payment, consent or other action by the Issuer is called for by this Agreement, the Issuer may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof.  A permissive right or power to act shall not be construed as a requirement to act, and no delay in the exercise of a right or power shall affect the subsequent exercise thereof.  The Issuer shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person or entity except by its own directors, officers and employees.  No recourse shall be had by the Borrower, the Trustee or any Bondowner for any claim based on this Agreement, the Bonds or the Series VV First Mortgage Bonds against any director, member, officer, employee or agent of the Issuer unless such claim is based upon the bad faith, fraud or deceit of such person.  No covenant, obligation or agreement of the Issuer contained in this Agreement shall be deemed to be a covenant, obligation or agreement of any present or future director, member, officer, employee or agent of the Issuer in his individual capacity, and no person executing a Bond shall be liable personally thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

Section 803.                       Expenses of the Issuer.  Except to the extent paid or reimbursed from Bond proceeds, the Borrower shall pay when due the Issuer’s Service Charge and shall prepay or reimburse the Issuer within thirty (30) days after notice for all expenses (including reasonable attorneys’ fees) incurred by the Issuer in connection with the issuance and carrying of the Bonds and all expenses reasonably incurred or advances reasonably made in the exercise of the Issuer’s rights or the performance of its obligations hereunder.  Any fees, expenses, reimbursements or other charges which the Issuer may be entitled to receive from the Borrower hereunder or under the Series VV First Mortgage Bonds, if not paid when due, shall bear interest at the prime rate of the Trustee as announced from time to time.

Section 804.                       Matters to be Considered by Issuer.  In approving, concurring in or consenting to action or in exercising any discretion or in making any determination under this Agreement, the Issuer may consider the interests of the public, which shall include the anticipated effect of any transaction on tax revenues and employment, as well as the interests of the other parties hereto and the Bondowners; provided, however, nothing herein shall be construed as conferring on any person other than the other parties and the Bondowners any right to notice, hearing or participation in the Issuer’s consideration, and nothing in this section shall be construed as conferring on any of them any right additional to those conferred elsewhere herein.  Subject to the foregoing, the Issuer will not unreasonably withhold any approval or consent to be given by it hereunder.

Section 805.                       Actions by Issuer.  (a)  Any action that may be taken by the Issuer hereunder shall be deemed sufficiently taken if taken on its behalf by its Chairman, its Vice Chairman or its Manager or by any other member, officer or agent whom it may designate from time to time.

(b) In the event there is no Issuer or the Issuer lacks legal capacity to give consent or take other action under this Agreement, the Trustee shall act in the place of the Issuer subject to the provisions hereof, other than Section 804, which would have been applicable to action by the Issuer.

Section 806.                       Tax Covenants.  The Issuer covenants that it will not make any investment of that portion of its general funds derived from any fees received from the Borrower hereunder, and earnings thereon, if such investment would cause the Bonds to be arbitrage bonds under §148 of the IRC.

Section 807.                       Representations by the Issuer.  The Issuer represents that:

(a) The Issuer is a body politic and corporate and a political instrumentality of the State of Vermont established under Chapter 12 of Title 10 of the Vermont Statutes Annotated with the power under and pursuant to the Act to execute, deliver and perform its obligations under this Agreement and it issue and sell the Bonds.

(b) By duly adopted resolution, the Issuer has duly authorized the execution and delivery of this Agreement and the issuance, sale, execution and delivery of the Bonds.

ARTICLE IX
THE BONDOWNERS.

Section 901.                       Action by Bondowners.  Any request, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Bondowners may be contained in and evidenced by one or more writings of substantially the same tenor signed by the requisite number of Bondowners or their attorneys duly appointed in writing.  Proof of the execution of any such instrument, or of an instrument appointing any such attorney, shall be sufficient for any purpose of this Agreement (except as otherwise herein expressly provided) if made in the following manner, but the Issuer or the Trustee may nevertheless in its discretion require further or other proof in cases where it deems the same desirable:

The fact and date of the execution by any Bondowner or his or her attorney of such instrument may be proved by the certificate, which need not be acknowledged or verified, of an officer of a bank or trust company satisfactory to the Issuer or to the Trustee or of any notary public or other officer authorized to take acknowledgements of deeds to be recorded in the state in which he or she purports to act, that the person signing such request or other instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer.  The authority of the person or persons executing any such instrument on behalf of a corporate Bondowner may be established without further proof if such instrument is signed by a person purporting to be the president or a vice president of such corporation with a corporate seal affixed and attested by a person purporting to be its clerk or secretary or an assistant clerk or secretary.

The ownership of Bonds and the amount, numbers and other identification, and date of holding the same shall be proved by the registry books for the Bonds maintained by the Paying Agent.

Any request, consent or vote of the owner of any Bond shall bind all future owners of such Bond.  Bonds owned or held by or for the account of the Issuer or the Borrower shall not be deemed Outstanding Bonds for the purpose of any consent or other action by Bondowners.

Section 902.                       Proceedings by Bondowners.  No Bondowner shall have any right to institute any legal proceedings for the enforcement of this Agreement or any applicable remedy hereunder, unless the Bondowners have directed the Trustee to act and furnished the Trustee indemnity as provided in Section 702(d) and have afforded the Trustee reasonable opportunity to proceed, and the Trustee shall thereafter fail or refuse to take such action.

Subject to the foregoing, any Bondowner may by any available legal proceedings enforce and protect its rights hereunder and under the laws of the State of Vermont.

Section 903.                       Holders of Bonds Deemed Holders of Series VV First Mortgage Bonds.  In the event that any request, direction or consent is requested or permitted by the Borrower Indenture of the registered owners of any first mortgage bonds issued thereunder, including the Series VV First Mortgage Bonds, the holders of Bonds then Outstanding shall be deemed to be registered owners of the Series VV First Mortgage Bonds for the purpose of any such request, direction or consent in the proportion that the aggregate principal amount of Bonds then Outstanding held by each such holder of Bonds bears to the aggregate principal amount of all Bonds then Outstanding.  The provisions of this Article IX and of Article Eight of the Borrower Indenture shall govern the execution of any such request, direction, consent or other instrument in writing required or permitted to be signed by holders of the Bonds and registered owners of Series VV First Mortgage Bonds, respectively.

ARTICLE X
THE BORROWER.

Section 1001.                                 Corporate Organization, Authorization and Powers; Eligibility for Financing.  The Borrower represents and warrants that (i) it is a regulated utility company engaged in the retail sale and distribution of electricity, (ii) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont with the power to enter into and perform this Agreement and the Supplemental Borrower Indenture and to issue and deliver the Series VV First Mortgage Bonds, and (iii) by proper corporate action it has duly authorized the execution and delivery of this Agreement and the Supplemental Borrower Indenture and the issuance and delivery of the Series VV First Mortgage Bonds.  The Borrower further represents and warrants that the execution and delivery of this Agreement and the Supplemental Borrower Indenture and the issuance and delivery of the Series VV First Mortgage Bonds and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of or default under any bond, indenture, note or other evidence of indebtedness of the Borrower, the charter or by-laws of the Borrower, any gifts, bequests or devises pledged to or received by the Borrower, or any contract, lease or other instrument to which the Borrower is a party or by which it is bound or cause the Borrower to be in violation of any applicable statute or rule or regulation of any governmental authority.  Notwithstanding anything herein to the contrary (including the consummation of any transaction contemplated or permitted by Section 1006 hereof), the Borrower agrees that it shall at all times remain a regulated utility company engaged in the retail sale and distribution of electricity for so long as the obligations of the Borrower hereunder shall remain outstanding.

Section 1002.                                 Tax Status.

(a) The Borrower shall not take or omit to take any action if such action or omission (i) would cause the Bonds to be “arbitrage bonds” under Section 148 of the IRC or (ii) would cause the Bonds to not meet any of the requirements of Section 149 of the IRC.

(b) The Borrower represents and warrants that no arrangement, formal or informal, has been, and covenants that none shall be, authorized, permitted or made for the purchase of any of the Bonds by the Borrower or any “related party” (as defined in Treas. Reg. §1.150-1(b)) in an amount related to the amount loaned by the Issuer to the Borrower.

(c) Partly in furtherance of the foregoing, the Issuer and the Borrower are entering into the Tax Certificate with respect to matters of federal tax law pertaining to the Bonds issued under this Agreement.  The Tax Certificate will be treated as incorporated by reference herein and the Borrower shall comply with the covenants therein.

(d) The proceeds of the Bonds will be applied solely as provided in the Tax Certificate.

Section 1003.                                 Project is a “Project.”  The Project is a “project” within the definition of such term in the Act.

Section 1004.                                 Borrower Agrees to Perform Obligations Imposed by Borrower Indenture.  The Borrower agrees to perform such obligations relating to maintenance of office or agency, recording and filing and compliance with laws, maintenance of properties, insurance, proper books of record and account, and consolidation, merger or sale of assets as may be required of it by the covenants within Article Five of the Borrower Indenture.

Section 1005.                                 Annual Reports and Continuing Disclosure Agreement.  The Borrower shall from time to time render such reports concerning compliance with this Agreement as the Trustee or the Issuer may reasonably request.  The Borrower hereby covenants and agrees that it will comply with  and carry out all of the provisions of the Continuing Disclosure Agreement applicable to it.  The Issuer shall have no liability to the Bondowners or any other person with respect to such disclosure matters.  Notwithstanding any other provision of this Agreement, failure of the Borrower or the Trustee to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default.  The Borrower shall furnish to the agencies rating the Bonds such information as they may reasonably require for current reports to their subscribers.

Section 1006.                                 Maintenance of Corporate Existence.  The Borrower shall maintain its existence as a corporation qualified to do business in the State and shall not dissolve, dispose of or spin off all or substantially all of its assets, or consolidate with or merge into another entity or entities, or permit one or more other entities to consolidate with or merge into it, except that it may consolidate with or merge into one or more other entities or permit one or more other entities to consolidate with or merge into it, or transfer all or substantially all of its assets to one or more other entities (and thereafter dissolve or not dissolve as it may elect), if (a) the surviving, resulting or transferee entity or entities each is a corporation having the status and powers set forth in Section 1001, (b) the transaction does not result in a conflict, breach or default referred to in Section 1001, (c) the surviving, resulting or transferee entity or entities each (i) assumes by written agreement with the Issuer and the Trustee all the obligations of the Borrower hereunder and (ii) notifies the Issuer and the Trustee of any change in the name of the Borrower, and (d) such action otherwise complies with all requirements contained in Article Ten of the Borrower Indenture.

Section 1007.                                 Indemnification by the Borrower.  The Borrower, regardless of any agreement to maintain insurance, will, to the fullest extent permitted by law, indemnify the Issuer, the Bondowners and the Trustee against (a) any and all claims by any person related to or arising out of the participation of the Issuer, the Trustee or the Bondowners in the transactions contemplated by this Agreement, including without limitation claims arising out of any condition of the Project or the renovation, use, occupancy or management thereof; any accident, injury or damage to any person occurring in or about the Project; any breach by the Borrower of its obligations under this Agreement; any act or omission of the Borrower or any of its agents, contractors, servants, employees or licensees; or the offering, issuance, sale or any resale of the Bonds to the extent permitted by law, and (b) all costs, counsel fees, expenses or liabilities reasonably incurred in connection with any such claim or any action or proceeding brought thereon.  In case any action or proceeding is brought against the Issuer, the Trustee or any Bondowner by reason of any such claim, the Borrower will defend the same at its expense upon notice from the affected person, and such person will cooperate with the Borrower, at the expense of the Borrower, in connection therewith.

ARTICLE XI
MISCELLANEOUS.

Section 1101.                                 Amendments.  This Agreement may be amended by the parties without Bondowner consent for any of the following purposes:  (a) to subject any property to the lien of this Agreement or grant to or confer upon the Trustee for the benefit of the holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the holders or the Trustee, (b) to provide for the establishment or amendment of a book entry system of registration for the Bonds through a securities depository (which may or may not be DTC), (c) to add to the covenants and agreements of the Borrower or to surrender or limit any right or power of the Borrower, or (d) to cure any ambiguity or defect, or to add provisions that are not inconsistent with this Agreement and that do not impair the security for the Bonds.

Except as provided in the foregoing paragraph, this Agreement may be amended only with the written consent of the owners of at least a majority in principal amount of the

Outstanding Bonds; provided, however, that no amendment of this Agreement may be made without the unanimous written consent of the affected Bondowners for any of the following purposes:  (i) to extend the maturity of any Bond, (ii) to reduce the principal amount or interest rate of any Bond, (iii) to make any Bond redeemable other than in accordance with its terms, (iv) to create a preference or priority of any Bond or Bonds over any other Bond or Bonds, (v) to reduce the percentage of the Bonds required to be represented by the Bondowners giving their consent to any amendment, or (vi) to authorize the creation of a pledge of a lien or charge on any Series VV First Mortgage Bond Payments prior or superior to the pledge of a lien or charge thereon created herein for the payment of the Bonds.

Any amendment of this Agreement shall be accompanied by a Favorable Opinion of Bond Counsel to the effect that the amendment (i) is permitted by this Agreement and (ii) will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes.

When the Trustee determines that the requisite number of consents have been obtained for an amendment that requires Bondowner consents, it shall, within ninety (90) days, file a certificate to that effect in its records and mail notice to the Bondowners.  No action or proceeding to invalidate the amendment shall be instituted or maintained unless it is commenced within sixty (60) days after such mailing.  The Trustee will promptly certify to the Issuer that it has mailed such notice to all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby.  A consent to an amendment may be revoked by a notice given by the Bondowner and received by the Trustee prior to the Trustee’s certification that the requisite consents have been obtained.

Section 1102.                                 Successors and Assigns.  The rights and obligations of the parties to this Agreement shall inure to their respective successors and assigns.

Section 1103.                                 Notices.  Unless otherwise expressly provided, all notices to the Issuer, the Trustee and the Borrower shall be in writing and shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, or delivered during a Business Day or sent by facsimile or electronic mail during a Business Day as follows:  (a) to the Issuer at 58 East State Street, Montpelier, Vermont 05602  attention of Chief Operating Officer, Tel: (802) 828-5459; Fax: (802) 828-5474, (b) to the Trustee and Paying Agent at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention of Corporate Trust Services, Tel: (860) 241-6832, Fax: (860) 241-6897; and (c) to the Borrower at 77 Grove Street, Rutland, Vermont 05701, attention of Assistant Treasurer, Tel: (802) 747-5418; Fax: (802) 747-2129; or, as to all of the foregoing, to such other address as the addressee shall have indicated by prior written notice to the one giving notice.  All notices to a Bondowner shall be in writing and shall be deemed sufficiently given if sent by mail, postage prepaid, to the Bondowner at the address shown on the registration books maintained by the Paying Agent.  A Bondowner may direct the Paying Agent to change its address as shown on the registration books by written notice to the Paying Agent.

Notice hereunder may be waived prospectively or retrospectively by the person entitled to the notice, but no waiver shall affect any notice requirement as to other persons.

Section 1104.                                 Agreement Not for the Benefit of Other Parties.  This Agreement is not intended for the benefit of and shall not be construed to create rights in parties other than the Borrower, the Issuer, the Trustee and the Bondowners.

Section 1105.                                 Severability.  In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.

Section 1106.                                 Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

Section 1107.                                 Captions.  The captions and table of contents of this Agreement are for convenience only and shall not affect the construction hereof.

Section 1108.                                 Governing Law.  This instrument shall be governed by the laws of the State of Vermont.

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           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal all as of the date first above written.

VERMONT ECONOMIC DEVELOPMENT
(Seal)                                                                       AUTHORITY

By:    /s/ ROSALEA W. BRADLEY
Authorized Officer

(Seal)	CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By:  /s/ PAMELA J. KEEFE
Title:  Pamela J. Keefe, Senior Vice President Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:  /s/ KATHY MITCHELL
                      Authorized Officer

S-1

[Signature page to Agreement]

Exhibit A

Form of Requisition for Payment from Project Fund

Requisition No. __

Vermont Economic Development Authority
Recovery Zone Facility Bonds
Central Vermont Public Service Corporation Issue, Series 2010

REQUISITION FOR PAYMENT FROM PROJECT FUND

All capitalized terms used but not defined herein shall have the meaning given such terms in the Loan and Trust Agreement dated as of December 1, 2010 (the “Agreement”), among the Vermont Economic Development Authority (the “Issuer”), a body corporate and politic and a public instrumentality of the State of Vermont, Central Vermont Public Service Corporation (the “Borrower”) and U.S. Bank National Association, as trustee (the “Trustee”).

1. The following sums are requisitioned from the Project Fund for payment to other than the Borrower:

Item/Invoice No.	Amount	Payee Name	Payee Address	Purpose

2. The following sums are requisitioned from the Project Fund for reimbursement to the Borrower:

3. This requisition is for Project Costs that have not been the basis of a prior or contemporaneous requisition or of a prior payment of an external loan or of a prior reimbursement of advances made by the Borrower; that it is for work actually performed or material, equipment or other property actually supplied for the Project in accordance with the applicable plans and specifications.  It contains no amount entitled to be retained.  To the extent this requisition includes a request for reimbursement of any costs paid by the Borrower prior to the issuance of the Bonds, the reimbursement is consistent with the representations and warranties contained in Section 1002 of the Agreement and the Tax Certificate.  To the extent this requisition includes a request for payment of working capital expenditures, (i) the payment is for expenditures directly related to capital expenditures constituting Project Costs and (ii) the payment, when combined with all previous payments made from the Project Fund for working capital, does not exceed an amount equal to $1,500,000 (5% of the sale proceeds of the Bonds).

A-1

4. The work and material, equipment or other property covered by the requisition have been performed or delivered to the Borrower (or to such other site as the Borrower may specify) and are in accordance with all applicable building, zoning, land use, environmental protection, sanitary, and safety rules and regulations, all applicable insurance requirements and the provisions of the Agreement.  All permits, licenses, and approvals required for the items covered by the requisition have been obtained.

5.           This requisition complies with the Tax Certificate entered into with respect to the Bonds.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

Dated:	By ________________________________
     Borrower Representative

Note:

1. The signer of the requisition may rely, as to conclusions of law, on an opinion of counsel furnished to the Trustee and referred to in the requisition.

2. The Trustee may waive any provision required to be contained in the requisition upon advice of counsel that the waiver does not adversely affect the security for the Bonds.

A-2

Exhibit B

Borrower Supplemental Indenture

See Item 17 of the Transcript.

B-1

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ARTICLE I	INTRODUCTION AND DEFINITIONS	1

Section 101.	Description of the Agreement and the Parties	1

Section 102.	Definitions	1

ARTICLE II	LOAN OF BOND PROCEEDS; THE ASSIGNMENT AND PLEDGE	5

Section 201.	Loan of Bond Proceeds	5

Section 202.	The Assignment and Pledge of Revenues	5

Section 203.	Further Assurances	6

Section 204.	Defeasance	6

ARTICLE III	THE BORROWING	6

Section 301.	The Bonds	6

(a)	Details of the Bonds	6

(b)	Form of Bonds	7

(c)	Replacement of Bonds	12

(d)	Registration of Bonds in the Book-Entry Only System	12

Section 302.	Application of Bond Proceeds and Other Moneys	13

Section 303.	Debt Service Fund	13

Section 305.	Redemption Fund	14

Section 306.	Rebate	14

(a)	Payment of Rebate to the United States	14

(b)	Records	15

(c)	Interpretation of this Section	15

Section 307.	Application of Moneys	15

Section 308.	Payments by the Borrower	16

Section 309.	Unconditional Obligation	17

Section 310.	Redemption of the Bonds	17

(a)	Reserved	17

(b)	Special Redemption	17

(c)	Optional Redemption	17

(d)	Payment of Redemption Price and Accrued Interest	17

(e)	Notice of Redemption	17

i

(continued)
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Section 311.	Investments	18

Section 312.	Paying Agent	20

Section 313.	Unclaimed Moneys	20

ARTICLE IV	THE PROJECT	21

Section 401.	Project Fund	21

(a)	Establishment	21

(b)	Requisitions	21

(c)	Certificate of Completion	21

Section 402.	Carrying Out the Project	22

Section 403.	Compliance with Law	22

Section 404.	Current Expenses	22

Section 405.	Repair	22

Section 406.	Insurance	22

Section 407.	Option to Redeem Bonds Upon Casualty or Taking	23

ARTICLE V	SERIES VV FIRST MORTGAGE BONDS AND PAYMENTS	23

Section 501.	Execution and Delivery of Series VV First Mortgage Bonds to Trustee	23

Section 502.	Prepayment to Redeem Bonds	24

Section 503.	Project Not Security for Bonds	24

Section 504.	Prepayment of Series VV First Mortgage Bonds	24

Section 505.	Voting of Series VV First Mortgage Bonds	24

Section 506.	Trustee to Notify Issuer, Borrower and Borrower Indenture Trustee when no further Series VV First Mortgage Bond Payments Needed	25

Section 507.	Trustee to Notify Issuer, Borrower and the Borrower Indenture Trustee of funds in Debt Service Fund and Redemption Fund	25

Section 508.	No Transfer of Series VV First Mortgage Bonds held by the Trustee; Exception	25

Section 509.	Credits on the Series VV First Mortgage Bonds	25

ARTICLE VI	DEFAULT AND REMEDIES	26

Section 601.	Default by the Borrower	26

(a)	Events of Default; Default	26

(b)	Notices	26

(continued)
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(c)	Waiver	26

Section 602.	Remedies for Events of Default	27

(a)	Acceleration	27

(b)	Rights as a Secured Party	27

(c)	Rights as Series VV First Mortgage Bond Holder	27

Section 603.	Court Proceedings	27

Section 604.	Revenues after Default	28

Section 605.	Trustee May Perform Obligations	28

Section 606.	Remedies Cumulative	28

ARTICLE VII	THE TRUSTEE	28

Section 701.	Corporate Organization, Authorization and Capacity	28

Section 702.	Rights and Duties of the Trustee	28

(a)	Moneys to be Held in Trust	28

(b)	Accounts	29

(c)	Performance of the Issuer’s Obligations	29

(d)	Actions for Protection of Bondowners	29

(e)	Responsibility	29

(f)	Ownership of Bonds	30

(g)	Surety Bond	30

(h)	Continuation Statements	30

(i)	Financial Obligations	30

Section 703.	Fees and Expenses of the Trustee	30

Section 704.	Resignation or Removal of the Trustee	30

Section 705.	Successor Trustee	31

Section 706.	Miscellaneous	31

ARTICLE VIII	THE ISSUER	31

Section 801.	Limited Obligation	31

Section 802.	Rights and Duties of the Issuer	32

(a)	Remedies of the Issuer	32

(b)	Limitations on Actions	32

(c)	Responsibility	32

(continued)
Page

Section 803.	Expenses of the Issuer	33

Section 804.	Matters to be Considered by Issuer	33

Section 805.	Actions by Issuer	33

Section 806.	Tax Covenants	34

Section 807.	Representations by the Issuer	34

ARTICLE IX	THE BONDOWNERS	34

Section 901.	Action by Bondowners	34

Section 902.	Proceedings by Bondowners	35

Section 903.	Holders of Bonds Deemed Holders of Series VV First Mortgage Bonds	35

ARTICLE X	THE BORROWER	35

Section 1001.	Corporate Organization, Authorization and Powers; Eligibility for Financing	35

Section 1002.	Tax Status	36

Section 1003.	Project is a “Project.”	36

Section 1004.	Borrower Agrees to Perform Obligations Imposed by Borrower Indenture	36

Section 1005.	Annual Reports and Continuing Disclosure Agreement	36

Section 1006.	Maintenance of Corporate Existence	37

Section 1007.	Indemnification by the Borrower	37

ARTICLE XI	MISCELLANEOUS	37

Section 1101.	Amendments	37

Section 1102.	Successors and Assigns	38

Section 1103.	Notices	38

Section 1104.	Agreement Not for the Benefit of Other Parties	39

Section 1105.	Severability	39

Section 1106.	Counterparts	39

Section 1107.	Captions	39

Section 1108.	Governing Law	39

(continued)
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